UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2013

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of Americas, Suite 1705 New York, NY	10018
(Address of principal executive offices)	(Zip Code)

(646) 564-2577

Registrant’s telephone number, including area code

17383 Sunset Boulevard, Suite A310, Pacific Palisades, CA 90272

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 24, 2013, Heelys, Inc., a Delaware corporation (“Heelys”), completed its previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 7, 2012, by and among Heelys, Sequential Brands Group, Inc., a Delaware corporation (“Sequential” or the “Company”), and Wheels Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Sequential (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Heelys, with Heelys surviving the Merger as a wholly owned subsidiary of Sequential.

In accordance with the Merger Agreement, each share of common stock, par value $0.001 per share, of Heelys issued and outstanding immediately prior to the effective time of the Merger (the “Common Stock”) (other than shares of Common Stock owned by Sequential, Merger Sub, any other subsidiary of Sequential, Heelys or any subsidiary of Heelys, and shares of Common Stock held by the stockholders of Heelys, if any, who have properly demanded and validly perfected their statutory rights of appraisal with respect to the Merger), was automatically cancelled and converted into the right to receive an amount in cash equal to $2.25 (the “Per Share Merger Consideration”), without interest and less any applicable withholding taxes.

In connection with the closing of the Merger, Sequential contributed cash to Merger Sub in an amount which, together with the cash held by the Company, was sufficient to pay, among other things, the aggregate Per Share Merger Consideration, or approximately $62.9 million, to the stockholders of Heelys in accordance with the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Heelys with the Securities and Exchange Commission on December 10, 2012), and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2013, Andrea Sobel resigned from her position as President of Licensing of the Company, effective immediately.

Item 7.01	Regulation FD Disclosure

On January 25, 2013, Sequential issued a press release announcing the completion of the Merger which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 in this Current Report on Form 8−K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, unless Heelys specifically states that the information is considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

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Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 7, 2012, by and among Sequential Brands Group, Inc., Wheels Merger Sub Inc. and Heelys, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K of Heelys dated December 10, 2012)

99.1	Press Release, dated January 25, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Yehuda Shmidman
Yehuda Shmidman
Chief Executive Officer

Dated: January 25, 2013

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 7, 2012, by and among Sequential Brands Group, Inc., Wheels Merger Sub Inc. and Heelys, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K of Heelys dated December 10, 2012)

99.1	Press Release, dated January 25, 2013

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